Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$8,130,440
Unrealized Gain (Loss) on Market Value of Commodity Futures	(173,884,937)
Dividend Income	1,099,863
Interest Income	353,050
ETF Transaction Fees	25,000
Total Income (Loss)	$(164,276,584)

Expenses
General Partner Management Fees	$240,449
Professional Fees	145,725
Brokerage Commissions	63,962
Directors' Fees and insurance	9,686
NYMEX License Fee	6,011
Total Expenses	$465,833
Net Income (Loss)	$(164,742,417)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/22	$504,382,617
Additions (9,700,000 Shares)	158,499,231
Withdrawals (3,400,000 Shares)	(68,800,955)
Net Income (Loss)	(164,742,417)

Net Asset Value End of Month	$429,338,476
Net Asset Value Per Share (30,184,588 Shares)	$14.22

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596